As filed with the Securities and Exchange Commission on April 26, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

WEST CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	13-3653818 (I.R.S. Employer Identification No.)

11808 Miracle Hills Drive
Omaha, Nebraska 68154
(402) 963-1500
(Address, including zip code, of Principal Executive Offices)

NONQUALIFIED DEFERRED COMPENSATION PLAN
(Full Title of Plan)

Thomas B. Barker
Chief Executive Officer
West Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154
(402) 963-1500
(Name, address and telephone number,
including area code, of agent for service)

Copies to:

James C. Creigh
Blackwell Sanders Peper Martin LLP
1620 Dodge Street, Suite 2100
Omaha, Nebraska 68102
(402) 964-5000

		Proposed maximum	Proposed maximum
Title of Securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered	share(1)	price(1)	registration fee
Common Stock	1,000,000	$25.64	$25,640,000	$3,249

(1)	Estimated solely for calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Stock Market on April 20, 2004.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement on Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by West Corporation with the Commission are incorporated by reference into this Registration Statement:

(1)	Our annual report on Form 10-K for the fiscal year ended December 31, 2003, filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	The description of our common stock, incorporated by reference to our registration statement on Form 8-A (File No. 000-21771) filed on November 21, 1996 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(3)	All reports filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof.

     Any statement contained or incorporated by reference in this document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in a subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. To the extent that person has been successful in any such matter, that person shall be indemnified against expenses actually and reasonably incurred by him. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnify for proper expenses.

     Our Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law.

     Section 102(b)(7) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director’s liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. We have adopted a provision in our Restated Certificate of Incorporation that provides for such limitation to the full extent permitted under Delaware Law.

     Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which the Company may not indemnify them.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 99.3 to our Current Report on Form 8-K dated December 29, 2000 (File No. 000-21771))
4.2	Restated Bylaws (incorporated by reference to Exhibit 99.1 to our Form 10-Q dated November 4, 2002 (File No. 000-21771))
5.1	Opinion of Blackwell Sanders Peper Martin LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Blackwell Sanders Peper Martin LLP (included in exhibit 5.1)
24	Power of Attorney (included on Signature Page of this Registration Statement)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Omaha, State of Nebraska, on this 26th day of April, 2004.

WEST CORPORATION
By:	/s/ Paul M. Mendlik
Name:	Paul M. Mendlik
Title:	Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas B. Barker and Paul M. Mendlik, and each of them severally, as his true and lawful attorney-in-fact with full power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of the registrant, this registration statement, any and all amendments (including post-effective amendments) to this registration statement and any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas B. Barker Thomas B. Barker	Chief Executive Officer and Director	April 26, 2004

/s/ William E. Fisher William E. Fisher	Director	April 26, 2004

/s/ George H. Krauss George H. Krauss	Director	April 26, 2004

/s/ Paul M. Mendlik Paul M. Mendlik	Chief Financial Officer, Executive Vice President - CFO and Treasurer	April 26, 2004

/s/ Greg T. Sloma Greg T. Sloma	Director	April 26, 2004

/s/ Gary L. West Gary L. West	Chairman of the Board of Directors	April 26, 2004

/s/ Mary E. West Mary E. West	Director, Vice Chairman	April 26, 2004

Exhibit Index

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 99.3 to our Current Report on Form 8-K dated December 29, 2000 (File No. 000-21771))
4.2	Restated Bylaws (incorporated by reference to Exhibit 99.1 to our Form 10-Q dated November 4, 2002 (File No. 000-21771))
5.1	Opinion of Blackwell Sanders Peper Martin LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Blackwell Sanders Peper Martin LLP (included in exhibit 5.1)
24	Power of Attorney (included on Signature Page of this Registration Statement)